UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2018

R. R. DONNELLEY & SONS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4694	36-1004130
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	On May 17, 2018 R. R. Donnelley & Sons Company (the “Company” or “RR Donnelley”) held its 2018 Annual Meeting of Stockholders.

(b)	The following matters were voted upon at the Annual Meeting of Stockholders.

(1)	The election of the nominees for Directors was voted on by the Stockholders. The nominees, all of whom were elected, were Irene M. Esteves, Susan M. Gianinno, Daniel L. Knotts, Timothy R. McLevish, Jamie Moldafsky, P. Cody Phipps and John C. Pope. The Inspector of Elections certified the following vote tabulations:

	FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
Irene M. Esteves	54,409,755	650,017	117,828	9,517,573	N/A
Susan M. Gianinno	54,250,225	812,065	115,310	9,517,573	N/A
Daniel L. Knotts	54,426,840	582,374	168,386	9,517,573	N/A
Timothy R. McLevish	54,443,956	610,514	123,130	9,517,573	N/A
Jamie Moldafsky	54,322,125	738,640	116,835	9,517,573	N/A
P. Cody Phipps	54,293,187	767,055	117,358	9,517,573	N/A
John C. Pope	53,091,491	1,957,963	128,146	9,517,573	N/A

(2)	The Stockholders voted to approve the advisory resolution on executive compensation. The Inspector of Elections certified the following vote:

FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
50,603,531	4,407,320	166,749	9,517,573	N/A

(3)	The Stockholders voted to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public account firm for fiscal year 2018. The Inspector of Elections certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
62,937,554	1,406,451	351,168	N/A	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: May 22, 2018	By:	/s/ Deborah L. Steiner
	Name:	Deborah L. Steiner
	Title:	Executive Vice President and General Counsel